Exhibit 99.1

Randall L. Gibson
900 S. Gay Street, Suite 1600
Knoxville, TN  37902
(865) 549-7452

August 18, 2010

Rodger B. Holley
Chairman, President and CEO
First Security Group, Inc.
FSGBank, N.A.
531 Broad Street
Chattanooga, TN  37402

Dear Rodger:

Effective immediately I resign my position as a member of the Board of Directors of First Security Group, Inc. and FSGBank, N.A.

Sincerely,
/s/ Randall L. Gibson
Randall L. Gibson